Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

MARCH 31, 2012

BioMed Realty Trust, Inc.	Corporate Communications Contact	www.biomedrealty.com
17190 Bernardo Center Drive	Rick Howe	(858) 485-9840 phone
San Diego, CA 92128	Senior Director, Corporate Communications	(858) 485-9843 fax
richard.howe@biomedrealty.com

TABLE OF CONTENTS

MARCH 31, 2012

	Page		Page
First Quarter Highlights	3	Debt Maturities	19
Investor Information	4	Common and Preferred Stock Data	20
Equity Research Coverage	5	Market Summary	21
Financial and Operating Highlights	6	Property Listing - Consolidated Portfolio	22-23
Capitalization Summary	7	Redevelopment and Development	24
Portfolio Summary	8	Property Listing - Unconsolidated Partnerships	25
Consolidated Balance Sheets	9	Lease Expirations	26
Consolidated Statements of Operations	10	Expirations by Market	27
Balance Sheet / Operations Statement Detail	11	10 Largest Tenants	28
FFO	12	Same Property Analysis	29
AFFO	13	Acquisitions	30
Reconciliation of EBITDA	14	Leasing Activity	31
Reconciliation of Net Operating Income	15	Tenant Improvements, Leasing Commissions,
Interest Expense	16	and Tenant Concessions	32
Coverage Ratios	17	Non-GAAP Financial Measure Definitions	33
Debt Summary	18	Definitions	34

This Supplemental Operating and Financial Data package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants' financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company's target markets; reductions in asset valuations and related impairment charges; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, and the ability to refinance indebtedness as it comes due; failure to maintain the company's investment grade credit ratings with the ratings agencies; failure to manage effectively the company's growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company's potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company's dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company's most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All dollar amounts shown in this report are unaudited.

This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of BioMed Realty Trust, Inc. Any offers to sell or solicitations to buy securities of BioMed Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

FIRST QUARTER HIGHLIGHTS

MARCH 31, 2012

•

Generated total revenues for the quarter of $120.0 million, up 14.1% from $105.2 million in the same period in 2011 and the highest in the company's history. Rental revenues for the quarter increased by 14.5% to $91.5 million from $79.9 million in the same period in 2011, the highest in the company's history for the ninth consecutive quarter.

•

Increased the current operating portfolio to approximately 90.7% leased at quarter end, on a weighted-average basis, as the result of executing 22 leasing transactions representing approximately 466,300 square feet, including:

•	16 new leases totaling approximately 395,400 square feet.

•	a new 219,255 square foot lease with a private biotech company at the company's multi-tenant Pacific Research Center campus in Newark, California;

•	a new 64,483 square foot lease with Omeros Corporation at the company's 201 Elliott Avenue property in Seattle, Washington; and

•	three new leases with life science tenants totaling 30,232 square feet at Fresh Pond Research Park in Cambridge, Massachusetts

•	Six lease renewals totaling approximately 70,900 square feet.

•

Increased consolidated net operating income on a cash basis for the quarter by 15.6%, to $83.4 million from $72.1 million in the same period in 2011. Same property net income on a cash basis increased for the period by 4.3% and the same property leased percentage by 430 basis points as compared to the same period in 2011.

•

Acquired Cambridge Place, comprising three buildings and a total of approximately 286,900 square feet of space in Cambridge, Massachusetts for $119.0 million, excluding closing costs. In aggregate, the property was approximately 80% leased at acquisition on a weighted-average basis.

•	Closed a new $400.0 million senior unsecured term loan facility which matures on March 30, 2017.

•	Increased funds from operations (FFO) for the quarter to $50.2 million ($0.30 per diluted share), as compared to $42.1 million ($0.29 per diluted share) in the first quarter of 2011.

•	Increased adjusted funds from operations (AFFO) for the quarter to $50.0 million ($0.30 per diluted share), as compared to $43.0 million ($0.30 per diluted share) in the first quarter of 2011.

•

Reported a net loss available to common stockholders for the first quarter of $1.3 million, or $0.01 per diluted share, which includes a $4.6 million non-cash impairment charge ($0.03 per diluted share).

•	Increased dividend to $0.215 per share, or an annualized rate of $0.86 per share, a 7.5% increase over the fourth quarter 2011 dividend.

About BioMed Realty Trust, Inc.

BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed owns or has interests in properties comprising approximately 12.5 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Francisco, San Diego, Maryland, New York/New Jersey, Pennsylvania and Seattle, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.

INVESTOR INFORMATION

MARCH 31, 2012

Company Information
Corporate Headquarters	Trading Symbols	Transfer Agent	Stock Exchange Listing
17190 Bernardo Center Drive	BMR	BNY Mellon Shareowner Services	New York Stock Exchange
San Diego, CA 92128	BMR PrA	480 Washington Boulevard
(858) 485-9840		Jersey City, NJ 07310-1900
(858) 485-9843 (fax)		(877) 296-3711

Please visit our corporate website at:	www.biomedrealty.com

Board of Directors	Senior Management
Alan D. Gold	Alan D. Gold	Karen A. Sztraicher	Bruce D. Steel
Chairman	Chairman and Chief Executive Officer	Senior Vice President,	Managing Director,
Barbara R. Cambon	R. Kent Griffin, Jr.	Asset Management	BioMed Ventures
	President and Chief Operating Officer	John P. Bonanno	Stephen A. Willey
Edward A. Dennis, Ph.D.	Gary A. Kreitzer	Senior Vice President,	Vice President,
	Executive Vice President,	Leasing & Development	Chief Accounting Officer
Richard I. Gilchrist	General Counsel and Director	Jonathan P. Klassen	Janice L. Kameir
	Matthew G. McDevitt	Vice President,	Vice President,
Gary A. Kreitzer	Executive Vice President,	Assistant General Counsel and	Human Resources
	Real Estate	Secretary	Robert M. Sistek
Theodore D. Roth	Greg N. Lubushkin	Kevin M. Simonsen	Vice President,
	Chief Financial Officer	Vice President,	Finance
M. Faye Wilson		Real Estate Counsel

Tentative Schedule for Quarterly Results
Second Quarter 2012	August 1, 2012
Third Quarter 2012	October 31, 2012
Fourth Quarter 2012	February 13, 2013
First Quarter 2013	May 1, 2013

EQUITY RESEARCH COVERAGE

MARCH 31, 2012

BMO Capital Markets	Richard C. Anderson / Mark Lutenski	(212) 885-4180 / (212) 885-4197	richard.anderson@bmo.com / mark.lutenski@bmo.com

Cantor Fitzgerald	Sri Nagarajan / Evan Smith	(212) 915-1223 / (212) 915-1220	snagarajan@cantor.com / evan.smith@cantor.com

Cowen and Company	James Sullivan / Michael Gorman	(646) 562-1380 / (646) 562-1381	james.sullivan@cowen.com / michael.gorman@cowen.com

Green Street Advisors	John Stewart / John Hornbeak	(949) 640-8780	jstewart@greenst.com / jhornbeak@greenst.com

Jefferies & Co.	Omotayo Okusanya	(212) 336-7076	tokusanya@jefferies.com

KeyBanc Capital Markets	Jordan Sadler / Craig Mailman	(917) 368-2280 / (917) 368-2316	jsadler@keybanccm.com / cmailman@keybanccm.com

Macquarie Capital (USA)	Robert Stevenson / Nicholas Yulico	(212) 231-8068 / (212) 231-8028	rob.stevenson@macquarie.com / nicholas.yulico@macquarie.com

Morgan Stanley	Paul Morgan / Chris Caton	(415) 576-2627 / (415) 576-2637	paul.b.morgan@morganstanley.com / chris.caton@morganstanley.com

Raymond James	Paul D. Puryear / William A. Crow	(727) 567-2253 / (727) 567-5294	paul.puryear@raymondjames.com / bill.crow@raymondjames.com

RBC Capital Markets	David Rodgers / Mike Carroll	(440) 715-2647 / (440) 715-2649	dave.rodgers@rbccm.com / michael.carroll@rbccm.com

Robert W. Baird & Co.	David Aubuchon / Justin Webb	(314) 445-6520 / (973) 795-1255	daubuchon@rwbaird.com / jpelham-webb@rwbaird.com

Stifel, Nicolaus & Company, Inc.	John W. Guinee / Erin Aslakson	(443) 224-1307 / (443) 224-1350	jwguinee@stifel.com / aslaksone@stifel.com

UBS Securities	Ross T. Nussbaum	(212) 713-4760	ross.nussbaum@ubs.com

Wells Fargo Securities	Brendan Maiorana / Young Ku	(443) 263-6516 / (443) 263-6564	brendan.maiorana@wachovia.com / young.ku@wachovia.com

FINANCIAL AND OPERATING HIGHLIGHTS

MARCH 31, 2012

(In thousands, except per share and ratio amounts)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Selected Operating Data
Total revenues	$120,012	$111,958	$114,639	$106,409	$105,193
EBITDA (1)	66,485	71,980	65,530	64,362	62,122
Adjusted EBITDA (1)	74,658	71,702	73,504	69,496	66,470
Net operating income - cash basis (2)	83,432	75,140	72,484	71,861	72,146
General and administrative expense	8,614	9,169	7,682	6,694	7,421
Acquisition related expenses	633	309	136	334	320
Interest expense, net	22,219	21,725	22,887	23,378	21,191
Capitalized interest	2,360	2,260	1,996	1,817	1,494
Operating margin (3)	69.4%	71.2%	69.2%	70.4%	70.2%
General and administrative expense / Total revenues	7.2%	8.2%	6.7%	6.3%	7.1%
Net (loss)/income available to common stockholders	(1,339)	12,058	4,765	3,638	5,530
Net (loss)/income per share - diluted	$(0.01)	$0.08	$0.03	$0.03	$0.04
FFO - diluted (4)	50,197	46,880	43,778	42,114	42,073
FFO per share - diluted (4)	$0.30	$0.30	$0.30	$0.29	$0.29
AFFO - diluted (4)	50,038	43,938	42,547	38,277	42,977
AFFO per share - diluted (4)	$0.30	$0.28	$0.29	$0.27	$0.30
Dividend per share - common stock	$0.215	$0.20	$0.20	$0.20	$0.20
FFO payout ratio (5)	71.7%	66.7%	66.7%	69.0%	69.0%
AFFO payout ratio (5)	71.7%	71.4%	69.0%	74.1%	66.7%

(1)	For definitions and discussion of EBITDA and adjusted EBITDA, see page 33. For a quantitative reconciliation of the differences between adjusted EBITDA, EBITDA and net income available to common stockholders, see page 14.
(2)	For definitions and discussion of net operating income - cash basis, see page 15.
(3)	See page 15 for detail.
(4)	For definitions and discussion of FFO and AFFO, see page 33. For a quantitative reconciliation of the differences between FFO, AFFO and net income available to common stockholders, see pages 12 and 13.
(5)	See page 12 for detail of the FFO payout ratio and page 13 for detail of the AFFO payout ratio.

CAPITALIZATION SUMMARY

MARCH 31, 2012

(In thousands, except per share and ratio amounts)

		3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Capitalization:
Total common shares outstanding		154,163	154,101	131,265	131,260	131,240
Total units outstanding (1)		2,957	2,980	2,980	2,980	2,989

Total common shares and units outstanding		157,120	157,081	134,245	134,240	134,229
Common share price at quarter end		$18.98	$18.08	$16.57	$19.24	$19.02

Equity value at quarter end		$2,982,134	$2,840,033	$2,224,441	$2,582,770	$2,553,027
Preferred stock at liquidation value		198,000	198,000	198,000	230,000	230,000
Consolidated debt		1,812,258	1,682,578	1,665,661	1,590,049	1,525,825

Total capitalization		$4,992,392	$4,720,611	$4,088,102	$4,402,819	$4,308,852

Debt / Total assets		39.9%	38.0%	41.3%	39.8%	38.5%
Debt / Total gross assets		36.0%	34.5%	37.4%	36.2%	35.3%
Debt / Total capitalization		36.3%	35.6%	40.7%	36.1%	35.4%
Coverage ratios (2):
Debt / Adjusted EBITDA		6.1	5.9	5.7	5.7	5.7
Interest coverage		3.8	3.6	3.5	3.3	3.4
Fixed charge coverage		3.0	2.8	2.8	2.5	2.6
Total consolidated debt:
Secured debt / Total gross assets		11.1%	12.0%	13.6%	14.2%	14.5%
Floating rate debt / Total debt		23.5%	15.9%	13.0%	7.6%	3.3%
Adjusted floating rate debt / Total debt (3)		12.5%	—	—	—	—
Unencumbered real estate / Total real estate		75.2%	73.7%	69.9%	69.0%	68.1%
Unencumbered CABR / Total CABR (4)		77.9%	73.0%	71.4%	70.5%	69.4%
Unsecured line of credit capacity		$723,090	$481,090	$526,100	$591,000	$661,200

Bond covenants (5):	Requirements
Total outstanding debt / Total assets	Must be ≤ 60%	37.2%	35.7%	38.5%	37.4%	36.5%
Secured debt / Total assets	Must be ≤ 40%	11.5%	12.5%	13.9%	14.6%	15.0%
Consolidated income available for debt service / Annual debt service charge	Must be ≥ 1.5X	3.2	3.1	2.9	2.8	2.7
Unencumbered assets / Unsecured debt - Notes due 2020	Must be ≥ 150%	299%	323%	293%	312%	327%
Unencumbered assets / Unsecured debt - Notes due 2016	Must be ≥ 150%	296%	320%	287%	307%	321%

(1)	Includes both operating partnership (OP) and long term incentive plan (LTIP) units outstanding.
(2)	For discussion of coverage ratios, see page 33. See page 17 for the calculation of interest and fixed charge coverage ratios. See page 14 for calculation of Adjusted EBITDA.
(3)	Includes effect of interest rate swaps on the Company's unsecured senior term loan facility. See page 18 for more information.
(4)	For discussion of current annualized base rent (CABR), see page 21.
(5)	Calculated in accordance with the covenants contained in the indenture that governs the terms of the Company's unsecured senior notes due 2020 and supplemental and base indentures that govern the terms of the Company’s unsecured senior notes due 2016, which are included as exhibits to the Company’s Forms 8-K filed with the SEC on April 30, 2010 and March 31, 2011, respectively. The covenants for the unsecured senior notes due 2020 and unsecured senior notes due 2016 are identical, except that the unencumbered total asset value definition for the unsecured senior notes due 2020 includes investments in unconsolidated partnerships accounted for under the equity method of accounting, whereas the unencumbered total asset value definition for the unsecured senior notes due 2016 excludes such investments in unconsolidated partnerships.

PORTFOLIO SUMMARY

MARCH 31, 2012

	Gross Book Value	Buildings	Rentable Square Feet	Weighted Average Leased % (1)
	(In thousands)
Stabilized (2)	$2,926,809	89	6,998,513	99.2%
Lease up (2)	1,012,110	43	3,311,419	66.1%

Current operating portfolio	3,938,919	132	10,309,932	90.7%
Long-term lease up (3)	330,337	10	1,389,517	58.7%

Total operating portfolio	$4,269,256	142	11,699,449	88.2%

	Gross Book Value	Buildings	Rentable Square Feet	Weighted Average Leased % (1)
	(In thousands)
Redevelopment (4)	$73,323	9	357,817	57.9%
Unconsolidated partnership portfolio (5)	32,901	3	352,863	20.6%
Development potential (4)	181,069	—	3,667,000	—

Total portfolio	$4,556,549	154	16,077,129

(1)	Calculated based on gross book value for each asset multiplied by the percentage leased.
(2)	See pages 22-23 for detail of consolidated portfolio and page 34 for definitions of terms.
(3)	Includes Pacific Research Center properties comprising Pacific Industrial Center, Pacific Research Center North and Pacific Research Center South.
(4)	See page 24 for detail of the consolidated portfolio and page 34 for definitions of terms.
(5)	See page 25 for detail of the unconsolidated partnership portfolio.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2012

(In thousands)

	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Assets
Investments in real estate, net	$4,037,928	$3,950,246	$3,576,304	$3,584,259	$3,538,560
Investments in unconsolidated partnerships	32,901	33,389	67,383	55,313	56,287
Cash and cash equivalents	13,336	16,411	16,351	12,033	19,351
Accounts receivable, net	4,426	5,141	7,542	2,486	7,358
Accrued straight-line rents, net	134,371	130,582	123,564	116,896	110,981
Deferred leasing costs, net	164,002	157,255	116,811	123,299	121,658
Other assets	158,285	135,521	121,074	98,564	104,885

Total assets	$4,545,249	$4,428,545	$4,029,029	$3,992,850	$3,959,080

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$559,111	$587,844	$603,406	$623,121	$629,640
Exchangeable senior notes	180,000	180,000	199,800	199,706	199,613
Unsecured senior notes, net	645,749	645,581	645,412	645,246	645,081
Unsecured senior term loan	400,000	—	—	—	—
Unsecured line of credit	26,000	268,000	216,100	121,200	51,000
Accounts payable, accrued expenses and other liabilities	156,669	134,924	136,408	129,715	140,583

Total liabilities	1,967,529	1,816,349	1,801,126	1,718,988	1,665,917
Equity:
Stockholders’ equity:
Preferred stock	191,469	191,469	191,469	222,413	222,413
Common stock	1,541	1,541	1,313	1,313	1,312
Additional paid-in capital	2,773,248	2,773,994	2,373,652	2,371,762	2,369,922
Accumulated other comprehensive loss, net	(58,882)	(60,138)	(61,912)	(66,880)	(68,908)
Dividends in excess of earnings	(339,243)	(304,759)	(285,996)	(264,507)	(241,894)

Total stockholders’ equity	2,568,133	2,602,107	2,218,526	2,264,101	2,282,845
Noncontrolling interests	9,587	10,089	9,377	9,761	10,318

Total equity	2,577,720	2,612,196	2,227,903	2,273,862	2,293,163

Total liabilities and equity	$4,545,249	$4,428,545	$4,029,029	$3,992,850	$3,959,080

CONSOLIDATED STATEMENTS OF OPERATIONS

MARCH 31, 2012

(In thousands, except share and per share data)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Revenues:
Rental	$91,475	$84,854	$83,549	$81,145	$79,905
Tenant recoveries	28,453	26,098	26,603	24,723	24,541
Other revenue	84	1,006	4,487	541	747

Total revenues	120,012	111,958	114,639	106,409	105,193

Expenses:
Rental operations	36,729	31,899	33,876	31,298	31,073
Depreciation and amortization	44,934	36,670	36,203	35,696	33,749
General and administrative	8,614	9,169	7,682	6,694	7,421
Acquisition related expenses	633	309	136	334	320

Total expenses	90,910	78,047	77,897	74,022	72,563

Income from operations	29,102	33,911	36,742	32,387	32,630
Equity in net loss of unconsolidated partnerships	(355)	(640)	(735)	(466)	(648)
Interest expense, net	(22,219)	(21,725)	(22,887)	(23,378)	(21,191)
Other income/(expense)	174	4,244	(4,259)	(691)	(1,054)

Income from continuing operations	6,702	15,790	8,861	7,852	9,737
(Loss)/income from discontinued operations	(4,420)	163	76	95	141

Net income	2,282	15,953	8,937	7,947	9,878
Net loss/(income) attributable to noncontrolling interests	30	(244)	(106)	(68)	(107)

Net income attributable to the Company	2,312	15,709	8,831	7,879	9,771
Preferred stock dividends	(3,651)	(3,651)	(3,901)	(4,241)	(4,241)
Cost on redemption of preferred stock	—	—	(165)	—	—

Net (loss)/income available to common stockholders	$(1,339)	$12,058	$4,765	$3,638	$5,530

Income from continuing operations per share atrributable to common stockholders:
Basic and diluted earnings per share	$0.02	$0.08	$0.03	$0.03	$0.04

(Loss)/income from discontinued operations per share atrributable to common stockholders:
Basic and diluted earnings per share	$(0.03)	$0.00	$0.00	$0.00	$0.00

Net (loss)/income per share atrributable to common stockholders:
Basic and diluted earnings per share	$(0.01)	$0.08	$0.03	$0.03	$0.04

Weighted-average common shares outstanding:
Basic	152,659,258	140,909,345	129,872,349	129,858,098	129,771,733

Diluted	155,625,204	143,889,324	132,852,328	132,840,932	132,764,842

BALANCE SHEET / OPERATIONS STATEMENT DETAIL

MARCH 31, 2012

(In thousands)

	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Restricted cash	$4,830	$5,662	$6,330	$6,614	$6,687
Real estate held for sale	28,000	—	—	—	—
Acquired above-market leases, net	23,670	26,318	24,015	26,340	28,069
Acquired below-market ground lease, net	11,542	11,600	—	—	—
Deferred loan costs, net	18,445	16,253	17,254	12,325	13,473
Lease incentives, net	24,778	22,951	22,818	23,395	23,849
Other	47,020	52,737	50,657	29,890	32,807

Other assets	$158,285	$135,521	$121,074	$98,564	$104,885

Security deposits	$11,941	$11,907	$12,397	$11,571	$11,585
Dividends and distributions payable	37,431	35,067	30,500	31,089	31,086
Accounts payable, accrued expenses and other liabilities	100,689	81,441	86,658	79,274	88,116
Derivative instruments	289	—	—	580	2,231
Acquired below-market leases, net	6,319	6,509	6,853	7,201	7,565

Accounts payable, accrued expenses and other liabilities	$156,669	$134,924	$136,408	$129,715	$140,583

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Rental operations expenses	$24,673	$20,888	$23,082	$21,049	$20,459
Real estate taxes	12,056	11,011	10,794	10,249	10,614

Rental operations	$36,729	$31,899	$33,876	$31,298	$31,073

Gain/(loss) on extinguishment of debt	$182	$51	$(521)	$(249)	$(43)
Gain on revaluation of acquired unconsolidated partnerships	—	4,679	—	—	—
Non-cash adjustment for marketable securities	—	(506)	(3,802)	(825)	—
(Loss)/gain on derivative instruments	(8)	20	64	383	(1,011)

Other income/(expense)	$174	$4,244	$(4,259)	$(691)	$(1,054)

FFO (1)

MARCH 31, 2012

(In thousands, except share, per share and ratio amounts)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Reconciliation of net income available to common stockholders to funds from operations (FFO):
Net (loss)/income available to common stockholders	$(1,339)	$12,058	$4,765	$3,638	$5,530
Adjustments:
Impairment loss	4,552	—	—	—	—
Gain on revaluation of acquired unconsolidated partnerships	—	(4,679)	—	—	—
Noncontrolling interests in operating partnership	(26)	252	111	82	125
Depreciation & amortization - unconsolidated partnerships	323	826	945	944	921
Depreciation & amortization - consolidated entities	44,934	36,670	36,203	35,696	33,749
Depreciation & amortization - consolidated entities - discontinued operations	92	92	92	92	86
Depreciation & amortization - allocable to noncontrolling interests of consolidated joint ventures	(27)	(27)	(26)	(26)	(26)

FFO - basic	$48,509	$45,192	$42,090	$40,426	$40,385
Interest expense - exchangeable senior notes due 2030 (2)	1,688	1,688	1,688	1,688	1,688

FFO - diluted	$50,197	$46,880	$43,778	$42,114	$42,073

FFO per share - basic	$0.31	$0.31	$0.31	$0.30	$0.30

FFO per share - diluted (2)	$0.30	$0.30	$0.30	$0.29	$0.29

Dividends and distributions declared per common share	$0.215	$0.20	$0.20	$0.20	$0.20

FFO payout ratio	71.7%	66.7%	66.7%	69.0%	69.0%

Weighted-average common shares and units outstanding diluted (3)	157,108,910	145,350,296	134,242,201	134,236,306	134,253,266
Dilutive effect of exchangeable senior notes due 2030 (2)	10,127,232	10,017,858	10,017,858	10,017,858	9,914,076

Weighted-average common shares and units outstanding diluted - FFO	167,236,142	155,368,154	144,260,059	144,254,164	144,167,342

(1)	For definitions and discussion of FFO see page 33.
(2)	The calculation of FFO per share diluted includes the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculation of FFO per diluted share.
(3)	The three months ended March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011, and March 31, 2011 include 1,483,706, 1,460,972, 1,389,873, 1,395,374, and 1,488,424 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

AFFO (1)

MARCH 31, 2012

(In thousands, except per share and ratio amounts)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Reconciliation of FFO to adjusted funds from operations (AFFO):
FFO - diluted	$50,197	$46,880	$43,778	$42,114	$42,073
Adjustments:
Recurring capital expenditures and second generation tenant improvements (2)	(4,629)	(3,201)	(4,114)	(4,520)	(2,045)
Leasing commissions	(1,419)	(1,192)	(1,096)	(1,140)	(889)
(Gain)/loss on extinguishment of debt	(182)	(51)	170	(112)	(398)
Loss/(gain) on derivative instruments	8	(20)	(64)	(383)	1,011
Non-cash adjustment for marketable securities	—	506	3,802	825	—
Amortization of deferred interest costs	1,742	1,748	1,754	1,760	1,765
Amortization of deferred loan costs	1,234	1,019	1,125	1,153	1,058
Amortization of fair-value of debt acquired	(231)	(327)	(428)	(427)	(497)
Amortization of debt discounts	168	170	260	259	141
Amortization of lease incentives	1,173	599	577	553	518
Depreciation included in general and administrative expense	442	387	435	392	386
Non-cash equity compensation	2,689	2,029	1,898	1,785	1,871
Cost on redemption of preferred stock	—	—	165	—	—
Straight line rents	(3,454)	(6,701)	(7,633)	(5,948)	(4,159)
Share of unconsolidated partnership adjustments (3)	1	(10)	(58)	(9)	42
Fair-value lease revenue	2,299	2,102	1,976	1,975	2,100

AFFO - diluted	$50,038	$43,938	$42,547	$38,277	$42,977

AFFO per share - diluted	$0.30	$0.28	$0.29	$0.27	$0.30

Dividends and distributions declared per common share	$0.215	$0.20	$0.20	$0.20	$0.20

AFFO payout ratio	71.7%	71.4%	69.0%	74.1%	66.7%

(1)	For definitions and discussion of AFFO see page 33.
(2)	Includes revenue enhancing and non-revenue enhancing recurring capital expenditures. Excludes first generation tenant improvements. For definitions of recurring capital expenditures, first and second generation leases, see page 34.
(3)	Share of unconsolidated partnership adjustments includes the Company's share of amortization of deferred loan costs, lease incentives, straight line rents, and fair-value lease revenue.

RECONCILIATION OF EBITDA (1)

MARCH 31, 2012

(In thousands)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Reconciliation of net (loss)/income available to common stockholders to earnings before interest, taxes, depreciation and amortization (EBITDA):
Net (loss)/income available to common stockholders	$(1,339)	$12,058	$4,765	$3,638	$5,530
Interest expense, net	22,219	21,725	22,887	23,378	21,191
Interest expense - unconsolidated partnerships	256	609	638	614	645
Depreciation & amortization - consolidated entities	44,934	36,670	36,203	35,696	33,749
Depreciation & amortization - discontinued operations	92	92	92	92	86
Depreciation & amortization - unconsolidated partnerships	323	826	945	944	921

EBITDA	66,485	71,980	65,530	64,362	62,122
Noncontrolling interests	(30)	244	106	68	107
Impairment loss	4,552	—	—	—	—
Preferred dividends	3,651	3,651	3,901	4,241	4,241
Cost on redemption of preferred stock	—	—	165	—	—
Non-cash adjustment for marketable securities	—	506	3,802	825	—
Gain on revaluation of acquired unconsolidated partnerships	—	(4,679)	—	—	—

Adjusted EBITDA	$74,658	$71,702	$73,504	$69,496	$66,470

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 33.

RECONCILIATION OF NET OPERATING INCOME (1)

MARCH 31, 2012

(In thousands, except ratio amounts)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Net income	$2,282	$15,953	$8,937	$7,947	$9,878
Loss/(income) from discontinued operations	4,420	(163)	(76)	(95)	(141)
Equity in net loss of unconsolidated partnerships	355	640	735	466	648
Interest expense, net	22,219	21,725	22,887	23,378	21,191
Other (income)/expense	(174)	(4,244)	4,259	691	1,054

Income from operations	29,102	33,911	36,742	32,387	32,630
Depreciation and amortization	44,934	36,670	36,203	35,696	33,749
General and administrative	8,614	9,169	7,682	6,694	7,421
Acquisition related expenses	633	309	136	334	320

Consolidated net operating income	$83,283	$80,059	$80,763	$75,111	$74,120

Revenues:
Rental	$91,475	$84,854	$83,549	$81,145	$79,905
Tenant recoveries	28,453	26,098	26,603	24,723	24,541
Other revenue (2)	84	1,006	4,487	541	747

Total revenues	120,012	111,958	114,639	106,409	105,193
Expenses:
Rental operations	36,729	31,899	33,876	31,298	31,073

Consolidated net operating income	$83,283	$80,059	$80,763	$75,111	$74,120

Consolidated net operating income - cash basis (3)	$83,432	$75,140	$72,484	$71,861	$72,146

Operating margin (4)	69.4%	71.2%	69.2%	70.4%	70.2%
Operating expense recovery (5)	77.5%	81.8%	78.5%	79.0%	79.0%

(1)	For a definition and discussion of net operating income, see page 33.
(2)	Includes lease termination income.
(3)	Consolidated net operating income - cash basis is calculated as (consolidated net operating income - straight line rents - fair value lease revenue - lease incentive revenue - bad debt expense - other revenue).
(4)	Operating margin is calculated as ((rental revenues + tenant recovery revenues - rental operations) / (rental revenues + tenant recovery revenues)).
(5)	Operating expense recovery is calculated as (tenant recovery revenues / rental operations).

INTEREST EXPENSE

MARCH 31, 2012

(In thousands)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Mortgage notes payable	$10,275	$10,520	$10,776	$11,130	$11,377
Exchangeable senior notes	1,688	1,698	1,910	1,910	1,911
Unsecured senior notes	7,678	7,678	7,678	7,635	3,914
Unsecured senior term loan	42	—	—	—	—
Unsecured line of credit	1,973	1,479	1,364	479	1,371
Derivative instruments	10	—	444	1,296	1,645

Interest expense, net - cash basis	$21,666	$21,375	$22,172	$22,450	$20,218

Non-cash interest expense
Amortization of fair-value of debt acquired	(231)	(327)	(428)	(427)	(497)
Amortization of debt discounts	168	170	260	259	141
Amortization of deferred loan costs	1,234	1,019	1,125	1,153	1,058
Amortization of deferred interest costs	1,742	1,748	1,754	1,760	1,765
Capitalized interest	(2,360)	(2,260)	(1,996)	(1,817)	(1,494)

Interest expense, net	$22,219	$21,725	$22,887	$23,378	$21,191

COVERAGE RATIOS (1)

MARCH 31, 2012

(In thousands, except ratio amounts)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Interest coverage ratio
Adjusted EBITDA	$74,658	$71,702	$73,504	$69,496	$66,470
Interest expense:
Interest expense, net	22,219	21,725	22,887	23,378	21,191
Interest expense - unconsolidated partnerships	256	609	638	614	645
Amortization of deferred interest costs	(1,742)	(1,748)	(1,754)	(1,760)	(1,765)
Amortization of deferred loan costs	(1,234)	(1,019)	(1,125)	(1,153)	(1,058)
Amortization of debt discounts	(168)	(170)	(260)	(259)	(141)
Amortization of fair-value of debt acquired	231	327	428	427	497

Total interest expense	$19,562	$19,724	$20,814	$21,247	$19,369

Interest coverage ratio	3.8	3.6	3.5	3.3	3.4

Fixed charge coverage ratio
Adjusted EBITDA	$74,658	$71,702	$73,504	$69,496	$66,470
Fixed charges:
Interest expense, net	22,219	21,725	22,887	23,378	21,191
Interest expense - unconsolidated partnerships	256	609	638	614	645
Amortization of deferred interest costs	(1,742)	(1,748)	(1,754)	(1,760)	(1,765)
Amortization of deferred loan costs	(1,234)	(1,019)	(1,125)	(1,153)	(1,058)
Amortization of debt discounts	(168)	(170)	(260)	(259)	(141)
Amortization of fair-value of debt acquired	231	327	428	427	497
Principal payments	2,092	2,141	1,758	1,771	1,825
Preferred dividends	3,651	3,651	3,901	4,241	4,241

Total fixed charges	$25,305	$25,516	$26,473	$27,259	$25,435

Fixed charge coverage ratio	3.0	2.8	2.8	2.5	2.6

(1)	For a discussion of coverage ratios, see page 33.

DEBT SUMMARY

MARCH 31, 2012

(Dollars in thousands)

	Stated Rate	Effective Rate	Principal Balance	Unamortized Premium / (Discount)	Carrying Value	Maturity Date
Consolidated Debt:
Fixed Rate Mortgages:
Center for Life Science | Boston	7.75%	7.75%	$341,250	$—	$341,250	06/14
500 Kendall Street (Kendall D)	6.38%	5.45%	61,749	2,759	64,508	12/18
6828 Nancy Ridge Drive	7.15%	5.38%	6,342	58	6,400	09/12
Shady Grove Road	5.97%	5.97%	146,155	—	146,155	09/16
900 Uniqema Boulevard	8.61%	5.61%	762	36	798	05/15

Total / Weighted-Average on Fixed Rate Mortgages	7.12%	7.00%	556,258	2,853	559,111
Fixed Rate Debt:
Unsecured Exchangeable Senior Notes Due 2030	3.75%	3.75%	180,000	—	180,000	01/30
Unsecured Senior Notes Due 2016	3.85%	3.99%	400,000	(2,073)	397,927	04/16
Unsecured Senior Notes Due 2020	6.13%	6.27%	250,000	(2,178)	247,822	04/20

Subtotal / Weighted-Average on Unsecured Senior Notes	4.73%	4.87%	650,000	(4,251)	645,749

Total / Weighted-Average on Fixed Rate Debt	5.56%	5.58%	1,386,258	(1,398)	1,384,860
Variable Rate Debt:
Unsecured Senior Term Loan (1)	1.89%	1.89%	400,000	—	400,000	03/17
Unsecured Line of Credit	1.79%	1.79%	26,000	—	26,000	07/15

Total / Weighted-Average on Variable Rate Debt	1.88%	1.88%	426,000	—	426,000

Total / Weighted-Average on Unsecured Debt	3.62%	3.70%	1,256,000	(4,251)	1,251,749
Total / Weighted-Average on Consolidated Debt	4.70%	4.71%	$1,812,258	$(1,398)	$1,810,860

Share of Unconsolidated Partnership Debt:
PREI Secured Construction Loan (20%) (variable)	3.25%	3.25%	27,795	—	27,795	08/13

Total / Weighted-Average on Share of Unconsolidated Partnership Debt	3.25%	3.25%	27,795	—	27,795
Total / Weighted-Average on Consolidated and Share of Unconsolidated Partnership Debt	4.68%	4.69%	$1,840,053	$(1,398)	$1,838,655

(1)	The company entered into interest rate swap agreements that effectively fix the interest rate on $200 million of the $400 million outstanding under the unsecured senior term loan facility at 2.81% for five years, subject to adjustments based on the company’s credit ratings. Including the effect of these swaps, the weighted-average effective interest rate for the $400 million outstanding under the unsecured senior term loan facility was 2.35% at March 31, 2012.

DEBT MATURITIES

MARCH 31, 2012

(In thousands)

Weighted-average debt maturity is 5.9 years for consolidated debt.

	2012	2013	2014	2015	2016	Thereafter	Total
Consolidated debt:
Fixed rate debt:
Fixed rate mortgages	$12,159	$8,291	$339,020	$6,253	$143,426	$47,109	$556,258
Unsecured exchangeable senior notes due 2030 (1)	—	—	—	—	—	180,000	180,000
Unsecured senior notes due 2016	—	—	—	—	400,000	—	400,000
Unsecured senior notes due 2020	—	—	—	—	—	250,000	250,000

Total fixed rate debt	12,159	8,291	339,020	6,253	543,426	477,109	1,386,258
Variable rate debt:
Unsecured senior term loan	—	—	—	—	—	400,000	400,000
Unsecured line of credit	—	—	—	26,000	—	—	26,000

Total variable rate debt	—	—	—	26,000	—	400,000	426,000

Total consolidated debt	$12,159	$8,291	$339,020	$32,253	$543,426	$877,109	$1,812,258

Share of unconsolidated partnership debt:
PREI secured construction loan (20%) (variable)	—	27,795	—	—	—	—	27,795

Share of total unconsolidated partnership debt	$—	$27,795	$—	$—	$—	$—	$27,795

Total consolidated and share of unconsolidated partnership debt	$12,159	$36,086	$339,020	$32,253	$543,426	$877,109	$1,840,053

(1)	The holders of the unsecured exchangeable senior notes due 2030 (the “2030 Notes”) have the right to require the Company to repurchase the 2030 Notes, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2030 Notes plus accrued and unpaid interest.

COMMON AND PREFERRED STOCK DATA

MARCH 31, 2012

(Shares in thousands)

SUMMARY OF COMMON SHARES

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Earnings per share
Weighted-average common shares outstanding	152,659	140,909	129,872	129,858	129,772
Weighted-average OP and LTIP units outstanding	2,966	2,980	2,980	2,983	2,993

Diluted common shares - EPS	155,625	143,889	132,852	132,841	132,765

Funds from operations
Weighted-average common shares outstanding	152,659	140,909	129,872	129,858	129,772
Weighted-average OP and LTIP units outstanding	2,966	2,980	2,980	2,983	2,993
Dilutive effect of restricted stock	1,484	1,461	1,390	1,395	1,488
Dilutive effect of exchangeable senior notes due 2030	10,127	10,018	10,018	10,018	9,914

Diluted common shares - FFO	167,236	155,368	144,260	144,254	144,167

Closing common shares, OP and LTIP units outstanding	157,120	157,081	134,245	134,240	134,229
Preferred shares outstanding	7,920	7,920	7,920	9,200	9,200
High price	$19.65	$18.95	$21.03	$20.86	$19.19
Low price	$17.72	$15.44	$14.94	$18.14	$16.72
Average closing price	$18.65	$17.68	$18.16	$19.31	$17.92
Closing price	$18.98	$18.08	$16.57	$19.24	$19.02
Dividends per share - annualized	$0.86	$0.80	$0.80	$0.80	$0.80
Closing dividend yield - annualized	4.5%	4.4%	4.8%	4.2%	4.2%

DIVIDENDS PER SHARE
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Common Stock - BMR
Amount	$0.215	$0.20	$0.20	$0.20	$0.20
Declared	March 15, 2012	December 14, 2011	September 15, 2011	June 15, 2011	March 14, 2011
Record	March 30, 2012	December 30, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Paid	April 16, 2012	January 17, 2012	October 17, 2011	July 15, 2011	April 15, 2011
Preferred Stock - BMR PrA
Amount	$0.46094	$0.46094	$0.46094	$0.46094	$0.46094
Declared	March 15, 2012	December 14, 2011	September 15, 2011	June 15, 2011	March 14, 2011
Record	March 30, 2012	December 30, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Paid	April 16, 2012	January 17, 2012	October 17, 2011	July 15, 2011	April 15, 2011

MARKET SUMMARY

MARCH 31, 2012

		Current (1)			Expiration (2)
Market	Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft
		(In thousands)			(In thousands)
Boston	2,625,780	$142,408	36.0%	$54.23	$151,127	32.7%	$57.56
San Francisco	2,066,010	63,110	15.9%	30.55	77,255	16.7%	37.39
San Diego	1,793,590	57,648	14.6%	32.14	71,283	15.4%	39.74
Maryland	1,474,716	56,148	14.2%	38.07	71,948	15.6%	48.79
New York / New Jersey	1,194,636	39,830	10.1%	33.34	49,300	10.7%	41.27
Pennsylvania	642,380	14,685	3.7%	22.86	15,899	3.4%	24.75
Seattle	238,326	11,356	2.9%	47.65	13,175	2.9%	55.28
University Related - Other	359,890	10,688	2.6%	29.70	11,506	2.6%	31.97

Total portfolio / weighted-average	10,395,328	$395,873	100.0%	$38.08	$461,493	100.0%	$44.39

	Percent Leased
Market	Current Operating Portfolio	Long-Term Lease Up (3)	Total Operating Portfolio	Redevelopment Partnership (4)	Unconsolidated Portfolio (5)
Boston	90.6%	—	90.6%	—	—
San Francisco	91.3%	59.6%	75.3%	—	—
San Diego	89.8%	—	89.8%	—	100.0%
Maryland	97.3%	—	97.3%	53.1%	—
New York / New Jersey	82.7%	—	82.7%	100.0%	—
Pennsylvania	88.5%	—	88.5%	—	—
Seattle	61.4%	—	61.4%	—	—
University Related - Other	97.6%	—	97.6%	—	—

Total portfolio (6)	89.5%	59.6%	86.0%	74.1%	20.6%

Total portfolio weighted-average leased % (7)	90.7%	58.7%	88.2%	57.9%	20.6%

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.
(3)	Includes Pacific Research Center properties comprising Pacific Industrial Center, Pacific Research Center North and Pacific Research Center South.
(4)	See page 24 for detail of the consolidated portfolio and page 34 for definitions of terms.
(5)	See page 25 for detail of the unconsolidated partnership portfolio.
(6)	Calculated based on leased square feet divided by total square feet.
(7)	Calculated based on gross book value for each asset multiplied by the percentage leased.

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

MARCH 31, 2012

			Property		Rentable Square	Percent of Rentable	Leased Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	3/31/12	12/31/11
	Boston
1	Albany Street	May 31, 2005	Stabilized	2	75,003	0.6%	75,003	100.0%	100.0%
2	320 Bent Street (2)	December 14, 2011	Lease Up	1	184,405	1.5%	145,304	78.8%	78.8%
3	301 Binney Street (2)	December 14, 2011	Lease Up	1	417,290	3.5%	310,381	74.4%	74.4%
4	301 Binney Street Garage (2)	December 14, 2011	Stabilized	1	503 Stalls	n/a	503 Stalls	100.0%	99.0%
5	210 Broadway	February 9, 2012	Lease Up	1	64,812	0.5%	9,198	14.2%	n/a
6	Center for Life Science | Boston	November 17, 2006	Stabilized	1	704,159	5.7%	687,582	97.6%	97.9%
7	Charles Street	April 7, 2006	Stabilized	1	47,912	0.4%	47,912	100.0%	100.0%
8	Coolidge Avenue	April 5, 2005	Lease Up	1	37,684	0.3%	32,584	86.5%	86.5%
9	21 Erie Street	May 31, 2005	Stabilized	1	48,627	0.4%	48,627	100.0%	100.0%
10	40 Erie Street	May 31, 2005	Stabilized	1	100,854	0.8%	100,854	100.0%	100.0%
11	47 Erie Street Parking Structure	May 31, 2005	Stabilized	1	447 Stalls	n/a	447 Stalls	100.0%	100.0%
12	Fresh Pond Research Park	April 5, 2005	Lease Up	6	90,702	0.8%	46,685	51.5%	18.1%
13	50 Hampshire Street	February 9, 2012	Stabilized	1	183,052	1.5%	181,952	99.4%	n/a
14	60 Hampshire Street	February 9, 2012	Stabilized	1	39,014	0.3%	39,014	100.0%	n/a
15	500 Kendall Street (Kendall D)	May 31, 2005	Stabilized	1	349,325	2.9%	346,535	99.2%	98.5%
16	675 W. Kendall Street (Kendall A)	May 31, 2005	Stabilized	1	302,919	2.5%	301,400	99.5%	98.7%
17	Kendall Crossing Apartments (2)	December 14, 2011	Stabilized	1	37 Apts.	n/a	37 Apts.	100.0%	100.0%
18	Sidney Street	May 31, 2005	Stabilized	1	191,904	1.6%	191,904	100.0%	100.0%
19	Vassar Street	May 31, 2005	Stabilized	1	60,845	0.5%	60,845	100.0%	100.0%

	Total Boston			25	2,898,507	23.8%	2,625,780	90.6%	90.5%

	San Francisco
20	Ardentech Court	November 18, 2004	Stabilized	1	55,588	0.5%	55,588	100.0%	100.0%
21	Ardenwood Venture (3)	June 14, 2006	Lease Up	1	72,500	0.6%	40,031	55.2%	55.2%
22	Bayshore Boulevard	August 17, 2004	Stabilized	3	183,344	1.5%	183,344	100.0%	100.0%
23	Bridgeview Technology Park I	September 10, 2004	Lease Up	2	201,567	1.7%	176,616	87.6%	87.6%
24	Bridgeview Technology Park II	March 16, 2005	Lease Up	1	50,400	0.4%	28,714	57.0%	57.0%
25	Dumbarton Circle	May 27, 2005	Stabilized	3	44,000	0.4%	44,000	100.0%	100.0%
26	Gateway Business Park	October 26, 2010	Stabilized	6	284,013	2.4%	283,164	99.7%	99.7%
27	Industrial Road	August 17, 2004	Stabilized	1	171,344	1.4%	171,344	100.0%	100.0%
28	Kaiser Drive	August 25, 2005	Lease Up	1	87,953	0.7%	49,915	56.8%	56.8%
29	Pacific Industrial Center	July 11, 2006	Lease Up	1	305,026	2.5%	219,255	71.9%	—
30	Pacific Research Center North	July 11, 2006	Lease Up	6	661,245	5.5%	345,609	52.3%	50.4%
31	Pacific Research Center South	July 11, 2006	Lease Up	3	423,246	3.5%	263,543	62.3%	62.3%
32	Science Center at Oyster Point	October 26, 2010	Stabilized	2	204,887	1.7%	204,887	100.0%	100.0%

	Total San Francisco			31	2,745,113	22.8%	2,066,010	75.3%	66.8%

	San Diego
33	Balboa Avenue	August 13, 2004	Stabilized	1	35,344	0.3%	35,344	100.0%	100.0%
34	Bernardo Center Drive	August 13, 2004	Stabilized	1	61,286	0.5%	61,286	100.0%	100.0%
35	4570 Executive Drive	September 17, 2010	Lease Up	1	125,219	1.0%	106,757	85.3%	100.0%
36	4775 / 4785 Executive Drive	July 15, 2010	Lease Up	1	62,896	0.5%	—	—	—
37	Faraday Avenue	September 19, 2005	Stabilized	1	28,704	0.2%	28,704	100.0%	100.0%
38	Gazelle Court	March 30, 2010	Stabilized	1	176,000	1.5%	176,000	100.0%	100.0%
39	3525 John Hopkins Court	December 28, 2010	Stabilized	1	48,306	0.4%	48,306	100.0%	100.0%
40	3545-3575 John Hopkins Court	August 16, 2006	Lease Up	1	72,192	0.6%	54,126	75.0%	74.5%
41	6114-6154 Nancy Ridge Drive	May 2, 2007	Stabilized	3	196,557	1.6%	196,557	100.0%	100.0%
42	6828 Nancy Ridge Drive	April 21, 2005	Stabilized	1	42,138	0.3%	42,138	100.0%	100.0%
43	Pacific Center Boulevard	August 24, 2007	Stabilized	2	66,745	0.6%	66,745	100.0%	100.0%
44	Road to the Cure	December 14, 2006	Lease Up	1	67,998	0.6%	37,219	54.7%	63.8%
45	San Diego Science Center	October 21, 2004	Lease Up	1	105,364	0.9%	85,355	81.0%	80.6%
46	10240 Science Center Drive	September 23, 2010	Stabilized	1	49,347	0.4%	49,347	100.0%	100.0%
47	10255 Science Center Drive	September 24, 2004	Stabilized	1	53,740	0.4%	53,740	100.0%	100.0%
48	Sorrento Plaza	December 18, 2010	Stabilized	2	31,184	0.3%	31,184	100.0%	100.0%
49	Sorrento Valley Boulevard	December 7, 2006	Stabilized	1	54,924	0.5%	54,924	100.0%	100.0%

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

MARCH 31, 2012

			Property		Rentable Square	Percent of Rentable	Leased Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	3/31/12	12/31/11
	San Diego (Continued)
50	11388 Sorrento Valley Road	September 10, 2010	Stabilized	1	35,940	0.3%	35,940	100.0%	100.0%
51	Sorrento West	October 15, 2010	Lease Up	8	164,074	1.4%	119,570	72.9%	99.8%
52	Torreyana Road	March 22, 2007	Stabilized	1	81,204	0.7%	81,204	100.0%	100.0%
53	9865 Towne Centre Drive	August 12, 2004	Stabilized	2	94,866	0.8%	94,866	100.0%	100.0%
54	9885 Towne Centre Drive	August 12, 2004	Stabilized	2	104,870	0.9%	104,870	100.0%	100.0%
55	Waples Street	March 1, 2005	Stabilized	1	50,055	0.4%	50,055	100.0%	100.0%
56	Wateridge Circle	November 1, 2011	Stabilized	3	106,490	0.9%	106,490	100.0%	100.0%

	Total San Diego			39	1,915,443	16.0%	1,720,727	89.8%	93.4%

	Maryland
57	Beckley Street	December 17, 2004	Stabilized	1	77,225	0.6%	77,225	100.0%	100.0%
58	9911 Belward Campus Drive	May 24, 2006	Stabilized	1	289,912	2.4%	289,912	100.0%	100.0%
59	9920 Belward Campus Drive	May 8, 2007	Stabilized	1	51,181	0.4%	51,181	100.0%	100.0%
60	9704 Medical Center Drive	May 3, 2010	Stabilized	1	122,600	1.0%	122,600	100.0%	100.0%
61	9708-9714 Medical Center Drive	May 3, 2010	Redevelopment	3	92,574	0.8%	—	—	—
62	1701 / 1711 Research Boulevard	May 9, 2011	Redevelopment	1	104,743	0.9%	104,743	100.0%	100.0%
63	Shady Grove Road	May 24, 2006	Stabilized	4	635,058	5.3%	635,058	100.0%	100.0%
64	Tributary Street	December 17, 2004	Stabilized	1	91,592	0.8%	91,592	100.0%	100.0%
65	50 West Watkins Mill Road	May 7, 2010	Lease Up	1	57,410	0.5%	20,000	34.8%	100.0%
66	55 / 65 West Watkins Mill Road	February 23, 2010	Stabilized	2	82,405	0.7%	82,405	100.0%	100.0%

	Total Maryland			16	1,604,700	13.4%	1,474,716	91.9%	94.2%

	New York / New Jersey
67	Ardsley Park	June 23, 2011	Redevelopment	5	160,500	1.3%	160,500	100.0%	100.0%
68	Graphics Drive	March 17, 2005	Lease Up	1	72,300	0.6%	46,386	64.2%	64.2%
69	Landmark at Eastview	August 12, 2004	Lease Up	5	768,063	6.4%	627,230	81.7%	85.6%
70	Landmark at Eastview II	August 12, 2004	Stabilized	3	360,520	3.0%	360,520	100.0%	100.0%
71	One Research Way	May 31, 2006	Lease Up	1	49,421	0.4%	—	—	—

	Total New York / New Jersey			15	1,410,804	11.7%	1,194,636	84.7%	86.8%

	Pennsylvania
72	Eisenhower Road	August 13, 2004	Stabilized	1	27,750	0.2%	27,750	100.0%	100.0%
73	George Patterson Boulevard	October 28, 2005	Stabilized	1	71,500	0.6%	71,500	100.0%	100.0%
74	King of Prussia	August 11, 2004	Stabilized	5	374,387	3.1%	374,387	100.0%	100.0%
75	Phoenixville Pike	May 5, 2005	Lease Up	1	104,400	0.9%	90,518	86.7%	86.7%
76	Spring Mill Drive	July 20, 2006	Lease Up	1	76,561	0.6%	66,932	87.4%	87.4%
77	900 Uniqema Boulevard	January 13, 2006	Stabilized	1	11,293	0.1%	11,293	100.0%	100.0%
78	1000 Uniqema Boulevard	September 30, 2005	Lease Up	1	59,821	0.5%	—	—	—

	Total Pennsylvania			11	725,712	6.0%	642,380	88.5%	88.5%

	Seattle
79	Elliott Avenue	August 24, 2004	Lease Up	1	151,194	1.3%	64,483	42.6%	—
80	500 Fairview Avenue	January 28, 2008	Stabilized	1	22,213	0.2%	22,213	100.0%	100.0%
81	530 Fairview Avenue	January 12, 2006	Stabilized	1	96,188	0.8%	89,894	93.5%	80.2%
82	Monte Villa Parkway	August 17, 2004	Lease Up	1	51,000	0.4%	19,108	37.5%	37.5%
83	217th Place	November 21, 2006	Lease Up	1	67,799	0.6%	42,628	62.9%	62.9%

	Total Seattle			5	388,394	3.3%	238,326	61.4%	41.1%

	University Related - Other
84	Paramount Parkway	July 20, 2010	Stabilized	1	61,603	0.5%	61,603	100.0%	100.0%
85	Patriot Drive	December 17, 2010	Lease Up	1	48,394	0.4%	39,691	82.0%	82.0%
86	Trade Centre Avenue	August 9, 2006	Stabilized	2	78,023	0.6%	78,023	100.0%	100.0%
87	Walnut Street	July 7, 2006	Stabilized	4	149,984	1.2%	149,984	100.0%	100.0%
88	Weston Parkway	December 17, 2010	Stabilized	1	30,589	0.3%	30,589	100.0%	100.0%

	Total University Related - Other			9	368,593	3.0%	359,890	97.6%	97.6%

	Total			151	12,057,266	100.0%	10,322,465	85.6%	84.0%

(1)	For a definition of Property Status, see page 34.
(2)	Previously held through the Company's joint venture with PREI; the Company purchased PREI's interest in these properties in December 2011.
(3)	The Company owns 87.5% of the limited liability company that owns the Ardenwood Venture property.

REDEVELOPMENT AND DEVELOPMENT

MARCH 31, 2012

(Dollars in thousands)

Property	Market	Rentable Square Feet	Percent Leased	Percent In Service	Investment to Date (1)	Estimated Total Investment (2)	Estimated In-Service Date (3)
REDEVELOPMENT:
9708-9714 Medical Center Drive	Maryland	92,574	—	—	$27,400	$29,400	Q1 2013
Ardsley Park	New York /New Jersey	160,500	100.0%	13.9%	27,400	36,000	Q2 2012
1701 / 1711 Research Blvd	Maryland	104,743	100.0%	—	13,200	28,200	Q2 2013

Total / weighted-average		357,817	74.1%	6.2%	$68,000	$93,600

DEVELOPMENT POTENTIAL:
Market		Estimated Developable Square Feet
Boston		103,000
San Francisco		1,606,000
San Diego		103,000
Maryland		674,000
New York / New Jersey		964,000
Pennsylvania		103,000
Seattle		114,000

Total		3,667,000

(1)	Includes amounts paid for acquiring the property, landlord improvements, and tenant improvement allowances, but excludes any amounts accrued, and payroll, interest or operating expenses capitalized, through March 31, 2012.
(2)	Excludes costs associated with speculative leasing.
(3)	Management's estimate of the time in which construction is substantially completed. A project is considered substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity.

PROPERTY LISTING - UNCONSOLIDATED PARTNERSHIPS

MARCH 31, 2012

(Dollars in thousands)

				Rentable	Leased
		Property		Square	Square	Percent Leased
Property	Acquisition Date	Status (1)	Buildings	Feet	Feet	3/31/12	12/31/11	Market
McKellar Court
McKellar Court	September 30, 2004	Stabilized	1	72,863	72,863	100.0%	100.0%	San Diego
PREI
650 E. Kendall Street (Kendall B)	April 4, 2007	Lease Up	1	280,000	—	—	—	Boston
350 E. Kendall Street Garage (Kendall F)	April 4, 2007	Stabilized	1	1,409 Stalls	n/a	100.0%	100.0%	Boston

	McKellar Court (2)	PREI	Total
Total assets	$14,315	$248,308	$262,623
Total debt (3)	10,280	138,975	149,255
Current annualized base rent	1,920	27,658	29,578
BioMed’s net investment in unconsolidated partnerships	$12,316	$20,585	$32,901
BioMed's pro rata share of debt	—	27,795	27,795
BioMed ownership percentage	22%	20%	20%

(1)	For a definition of Property Status, see page 34.
(2)	The Company owns a general partnership interest in the limited partnership that owns this property, which entitles it to 75% of the gains upon a sale of the property and 22% of the operating cash flows.
(3)	McKellar Court’s debt is payable to BioMed Realty, L.P. and is included in investments in unconsolidated partnerships on the Company’s consolidated balance sheet.

LEASE EXPIRATIONS

MARCH 31, 2012

The weighted-average remaining lease terms are 7.8 years.

			Current (1)			Expiration (2)
Expiration	Leased Square Feet	Percent of Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet
			(In thousands)			(In thousands)
Month-to-month	9,262	0.1%	$194	—	$20.95	$228	—	$24.62
Second quarter 2012	38,525	0.4%	1,518	0.4%	39.40	1,518	0.3%	39.40
Third quarter 2012	135,717	1.3%	4,087	1.0%	30.11	4,203	0.9%	30.97
Fourth quarter 2012	215,899	2.1%	14,664	3.7%	67.92	14,664	3.2%	67.92

2012	390,141	3.8%	20,269	5.1%	51.95	20,385	4.4%	52.25
2013	486,846	4.7%	10,496	2.7%	21.56	11,531	2.5%	23.69
2014	787,308	7.6%	22,382	5.7%	28.43	23,413	5.1%	29.74
2015	499,321	4.8%	16,251	4.1%	32.55	17,534	3.8%	35.12
2016	1,295,228	12.5%	54,810	13.8%	42.32	58,750	12.7%	45.36
2017	267,257	2.6%	8,117	2.1%	30.37	9,648	2.1%	36.10
2018	1,254,331	12.1%	54,894	13.9%	43.76	60,948	13.2%	48.59
2019	303,353	2.9%	9,532	2.4%	31.42	11,411	2.5%	37.62
2020	578,819	5.6%	23,226	5.9%	40.13	22,579	4.9%	39.01
2021	546,614	5.3%	12,934	3.3%	23.66	16,165	3.5%	29.57
Thereafter	3,976,848	38.0%	162,768	41.0%	40.93	208,901	45.3%	52.53

Total / weighted-average	10,395,328	100.0%	$395,873	100.0%	$38.08	$461,493	100.0%	$44.39

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of the date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.

EXPIRATIONS BY MARKET

MARCH 31, 2012

	Leased Square Feet
Expiration	Boston	San Francisco	San Diego	Maryland	NY/NJ	Pennsylvania	Seattle	University/Other	Total
Month-to-month	—	—	7,219	—	2,043	—	—	—	9,262
2012	12,292	138,963	192,076	—	24,597	—	22,213	—	390,141
2013	15,410	179,072	204,736	—	13,031	61,703	3,962	8,932	486,846
2014	67,033	74,929	61,263	62,900	63,525	407,961	19,108	30,589	787,308
2015	46,192	93,147	308,737	—	—	34,753	—	16,492	499,321
2016	683,587	186,061	27,849	—	40,687	31,166	36,268	289,610	1,295,228
2017	68,542	39,322	48,223	51,181	59,989	—	—	—	267,257
2018	807,347	121,590	243,555	—	24,944	—	42,628	14,267	1,254,331
2019	23,115	61,757	—	168,817	—	—	49,664	—	303,353
2020	289,192	49,915	72,863	122,600	44,249	—	—	—	578,819
2021	16,634	250,306	8,365	39,505	160,304	71,500	—	—	546,614
Thereafter	596,436	870,948	618,704	1,029,713	761,267	35,297	64,483	—	3,976,848

Total	2,625,780	2,066,010	1,793,590	1,474,716	1,194,636	642,380	238,326	359,890	10,395,328

10 LARGEST TENANTS

MARCH 31, 2012

BioMed’s properties were leased to 181 tenants.

	Tenant	Leased Square Feet	Percent of Leased Sq Ft	Annualized Base Rent Current (1)	Annualized Base Rent per Leased Sq Ft Current	Percent of Annualized Base Rent Current Total Portfolio	Lease Expiration
				(In thousands)
1	Human Genome Sciences, Inc.	924,970	8.9%	$43,611	$47.15	11.0%	June 2026
2	Vertex Pharmaceuticals Incorporated (2)	685,286	6.6%	34,290	50.04	8.7%	Multiple
3	Elan Pharmaceuticals, Inc. (3)	414,430	4.0%	27,223	65.69	6.9%	Multiple
4	Beth Israel Deaconess Medical Center, Inc.	362,364	3.5%	25,543	70.49	6.5%	July 2023
5	Regeneron Pharmaceuticals, Inc.	592,566	5.7%	24,215	40.86	6.1%	July 2024
6	Sanofi (4)	418,003	4.0%	19,470	46.58	4.9%	Multiple
7	Ironwood Pharmaceuticals, Inc.	210,259	2.0%	11,220	53.36	2.8%	February 2016
8	Merck & Co., Inc. (5)	214,946	2.1%	10,632	49.46	2.7%	Multiple
9	Children’s Hospital Corporation	150,215	1.4%	9,401	62.58	2.4%	May 2023
10	Janssen Biotech, Inc. (Johnson & Johnson)	374,387	3.6%	8,743	23.35	2.2%	April 2014

	Total / weighted-average (6)	4,347,426	41.8%	$214,348	$49.30	54.2%

(1)	Based on current annualized base rent. Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	81,204 square feet expire October 2013, 292,758 square feet expire January 2016, 20,608 square feet expire May 2017, and 290,716 square feet expire May 2018.
(3)	138,963 square feet expire December 2012, 15,482 square feet expire January 2013, 55,098 square feet expire December 2014, 115,888 square feet expire April 2024, and 88,999 square feet expire February 2025.
(4)	343,000 square feet expire August 2018 and 75,003 square feet expire October 2018.
(5)	This tenant guarantees rent on 39,053 square feet leased at Landmark at Eastview and 30,589 square feet leased at Weston Parkway. 39,053 square feet expire July 2012, 30,589 square feet expire January 2014 and 145,304 square feet expire September 2016.
(6)	Without regard to any early lease terminations and/or renewal options.

SAME PROPERTY ANALYSIS

MARCH 31, 2012

(Dollars in thousands)

	Three Months Ended
	3/31/12	3/31/11	Percent Change
Total Same Property Portfolio (1)
Rentable square feet	11,482,944	11,474,619
Percent of total portfolio	92.5%	97.7%
Percent leased	83.8%	79.5%
Revenues:
Rental	$87,543	$84,975	3.0%
Tenant recoveries	29,350	28,028	4.7%

Total revenues	116,893	113,003	3.4%

Expenses:
Rental operations	35,648	35,000	1.9%

Same property net operating income (2)	$81,245	$78,003	4.2%

Less straight line rents, fair-value lease revenue, lease incentive revenue, and bad debt expense	(215)	(312)	(31.1%)

Same property net operating income - cash basis (2) (3)	$81,030	$77,691	4.3%

Rental revenue - cash basis (3)	$86,956	$84,178	3.3%

(1)	The same property portfolio includes properties in the total portfolio that were stabilized or in lease up throughout the full quarter in both the current year and the prior year.
(2)	For a definition and discussion of net operating income, see page 33. For a quantitative reconciliation of net operating income to net income in accordance with GAAP, see page 15.
(3)	Represents rents on a “cash-on-cash” basis.

ACQUISITIONS

MARCH 31, 2012

Acquisitions detail for 2012:	Market	Closing Date	Rentable Square Feet (1)	Investment	Percent Leased at Acquisition

Property
				(In thousands)
First Quarter 2012
Cambridge Place (2)	Boston	February 9, 2012	286,878	$119,000	80.2%

First quarter total			286,878	$119,000	80.2%

Total 2012 acquisitions			286,878	$119,000	80.2%

(1)	Rentable square feet at the time of acquisition.
(2)	Includes 210 Broadway, 50 Hampshire Street and 60 Hampshire Street properties.

LEASING ACTIVITY (1)

MARCH 31, 2012

	Leased Square Feet	Current Annualized Base Rent per Leased Sq Ft
Leased Square Feet as of December 31, 2011	10,075,859
Acquisitions	230,164	$38.05
Dispositions (2)	(121,008)	9.24
Expirations	(234,403)	28.32
Terminations	(61,497)	26.97
Pre-leased delivery	39,954	24.50
Renewals, amendments, and extensions	70,894	28.64
New leases - 1st generation (3)	319,947	17.83
New leases - 2nd generation (3)	75,418	29.14

Leased Square Feet as of March 31, 2012	10,395,328

Pre-leased Square Feet as of December 31, 2011	143,707
Pre-leased delivery	(39,954)	24.50
Pre-leased cancelations	(12,922)	28.50

Pre-leased Square Feet as of March 31, 2012	90,831

Gross Leasing Activity - First Quarter 2012	466,259	$21.30

Net Absorption	210,313	$12.43

(1)	Leasing activity for leases signed during the periods presented, which may be different than the period of actual occupancy.
(2)	Includes Forbes Boulevard property. Subsequent to quarter end, the Company exchanged this property for a property located at 550 Broadway Street in Redwood City, California. For book purposes, the property was classified as held for sale and was excluded from the Company’s consolidated portfolio.
(3)	For definitions of first and second generation leases, see page 34.

TENANT IMPROVEMENTS, LEASING COMMISSIONS, AND TENANT CONCESSIONS

MARCH 31, 2012

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Renewals, Amendments, and Extensions (1)
Number of renewals	6	7	8	8	12
Square feet	70,894	112,795	94,506	102,413	230,780
Tenant improvement costs per square foot (2)	$10.31	$—	$0.79	$2.42	$1.05
Leasing commission costs per square foot (2)	2.99	1.96	6.85	5.52	1.73
Tenant concession costs per square foot (2)(3)	7.99	0.24	—	9.69	0.29

Total tenant improvement, leasing commission, and tenant concession costs psf	$21.29	$2.20	$7.64	$17.63	$3.07

New Leases - 1st Generation (4)
Number of leases	8	5	2	6	4
Square feet	319,947	57,783	107,504	476,335	81,919
Tenant improvement costs per square foot (2)	$18.98	$42.91	$139.53	$70.24	$43.13
Leasing commission costs per square foot (2)	7.84	8.26	0.52	13.68	13.46
Tenant concession costs per square foot (2)(3)	29.22	11.28	0.17	9.84	46.10

Total tenant improvement, leasing commission, and tenant concession costs psf	$56.04	$62.45	$140.22	$93.76	$102.69

New Leases - 2nd Generation (4)
Number of leases	8	9	9	6	11
Square feet	75,418	83,364	124,958	23,771	150,547
Tenant improvement costs per square foot (2)	$27.22	$0.99	$33.92	$2.84	$13.00
Leasing commission costs per square foot (2)	2.78	1.36	8.37	3.03	5.97
Tenant concession costs per square foot (2)(3)	4.22	11.82	10.45	4.71	8.39

Total tenant improvement, leasing commission, and tenant concession costs psf	$34.22	$14.17	$52.74	$10.58	$27.36

Total
Number of renewals/leases	22	21	19	20	27
Square feet	466,259	253,942	326,968	602,519	463,246
Tenant improvement costs per square foot (2)	$19.00	$10.09	$59.07	$56.05	$12.37
Leasing commission costs per square foot (2)	6.29	3.19	5.35	11.87	5.18
Tenant concession costs per square foot (2)(3)	21.95	6.55	4.05	9.61	11.02

Total tenant improvement, leasing commission, and tenant concession costs psf	$47.24	$19.83	$68.47	$77.53	$28.57

(1)	Does not include retained tenants that have relocated to new space or expanded into new space.
(2)	Based on management estimates. Assumes all tenant improvement, leasing commission, and tenant concession costs are paid in the calendar year in which the lease commences, which may be different than the year in which they are actually paid.
(3)	Includes both rent concessions due to free or discounted rent periods and lease incentives paid to tenants.
(4)	Includes pre-leasing activity and retained tenants that have relocated to new space or expanded into new space within the Company’s portfolio. For definitions of first and second generation leases, see page 34.

NON-GAAP FINANCIAL MEASURE DEFINITIONS

MARCH 31, 2012

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to cash flows from operating, investing or financing activities as a measure of liquidity, computed in accordance with GAAP.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

We present funds from operations, or FFO, and adjusted funds from operations, or AFFO, available to common shares and partnership and LTIP units because we consider them important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results.

FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment charges on depreciable real estate, real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.

We calculate AFFO by adding to FFO: (a) non-cash revenues and expenses, (b) recurring capital expenditures and second generation tenant improvements, and (c) leasing commissions.

Our computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in our operating partnership, (b) impairments, (c) dividends payable on and cost on redemption of our series A preferred stock, (d) non-cash adjustments for marketable securities, and (e) gains or losses from sales of real estate. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited.

Coverage Ratios

We present interest and fixed charge ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from adjusted EBITDA, their utility is limited by the same factors that limit the usefulness of adjusted EBITDA as a liquidity measure.

Net Operating Income (NOI)

We use net operating income, or NOI, as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, noncontrolling interest in the operating partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization, and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

DEFINITIONS

MARCH 31, 2012

Property Status

Stabilized

Represents operating properties that are more than 90% leased.

Lease up

Represents operating properties that are less than 90% leased.

Redevelopment

Represents properties that we are currently preparing for their intended use, and accordingly are capitalizing interest and other costs as of the end of the quarter.

Development

Represents properties that we are currently developing through ground up construction.

Development Potential

Represents estimates of the additional rentable square footage that we could put into service if management made the strategic election to pursue additional development.

Lease Type

First Generation

Leases on space which, in management’s evaluation, require significant improvements to prepare or condition the premises for its intended purpose or enhance the value of the property. This generally includes capital expenditures for development, redevelopment or repositioning a property.

Second Generation

Leases which are not considered by management to be first generation leases.

Recurring Capital Expenditures

Recurring capital expenditures exclude (1) capital improvements that were taken into consideration when underwriting the purchase of a building, (2) items associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building, incurred to prepare or condition the premises for its intended purpose (for example, from office to laboratory) or (4) capital improvements that represent an addition to the property rather than the replacement of property, plant, or equipment.